UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   September 25, 2013

VISION-SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-20970	13-3430173
(State or other jurisdiction	(Registration number)	(IRS employer
of incorporation)	identification no.)	identification no.)

40 Ramland Road South Orangeburg, NY	10962
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  (845) 365-0600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 25, 2013 (the “Effective Date”), Vision-Sciences, Inc. (the "Company") entered into a new $3.5 million promissory note (the “2013 Note”) with Lewis C. Pell, the Company’s chairman and largest stockholder (the “Lender”). The 2013 Note accrues annual interest, payable annually, at the “applicable federal rate” (as defined in the 2013 Note” which was equal to 1.66%% as of September 25, 2013). The 2013 Note must be repaid in full on or before its fifth anniversary (the “Maturity Date”), but may be prepaid by the Company at any time without penalty. The Company will be required to repay all amounts outstanding under the 2013 Note upon an event of default, as defined in the 2013 Note.

The outstanding principal amount of the 2013 Note is convertible at any time prior to the Maturity Date, at the Lender’s option, into shares of Common Stock of the Company at a price of $0.89, the closing bid price of the Company’s Common Stock on the Effective Date.

A copy of the 2013 Note is attached hereto as Exhibit 10.1 and made a part of this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this Item 2.03 is incorporated by reference from Item 1.01 above.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Document

10.1	Promissory Note made by Vision-Sciences, Inc. in favor of Lewis C. Pell, dated September 25, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Vision-Sciences, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISION-SCIENCES, INC.

By:	/s/ Keith J. C. Darragh
	Name:	Keith J. C. Darragh
	Title:	Vice President, Finance,
Principal Financial Officer, and
Principal Accounting Officer

Date:  September 30, 2013

EXHIBIT INDEX

Exhibit No.	Description of Document

10.1	Promissory Note made by Vision-Sciences, Inc. in favor of Lewis C. Pell, dated September 25, 2013.